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                                                                   EXHIBIT 10.15


                     STIPULATION AND SETTLEMENT AGREEMENT
                   BETWEEN PHAR-MOR, INC. AND ITS AFFILIATED
                       DEBTORS AND FOXMEYER DRUG COMPANY



        Phar-Mor, Inc., Tamco Distributors Company, Phar-Mor of California, Inc., Phar-Mor of Delaware, Inc., Phar-Mor of Florida, Inc., Phar-Mor of Michigan, Inc., Phar-Mor of Milwaukee, Inc., Phar-Mor of Nevada, Inc., Phar-Mor of Ohio, Inc., Phar-Mor of Texas, Inc., Phar-Mor of Virginia, Inc., Phar-Mor of Wisconsin, Inc., Phar-Mor Real Estate, Inc., PM Investments, Inc., PM Real Estate Holdings, Inc., and Wisconsin Beverage Company, Inc. (collectively, as debtors and debtors-in-possession, "Phar-Mor"), on the one hand, and FoxMeyer Drug Company ("FoxMeyer"), on the other, hereby enter into this Stipulation and Settlement Agreement as of April 14, 1995 (the "Stipulation"), subject to approval by the United States Bankruptcy Court for the Northern District of Ohio (the "Court"). This Stipulation is intended,inter alia, to resolve all
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outstanding disputes between the parties concerning the following: (i)
FoxMeyer's asserted reclamation claim and all other potential claims related to reclaimed goods shipped by FoxMeyer to Phar-Mor; (ii) all potential preference claims and counter-claims that have been or could have been asserted by Phar-Mor against FoxMeyer; (iii) all subordination claims by FoxMeyer against Phar-Mor or Phar-Mor's Secured Lenders (as defined below); and (iv) any other claims for priority related to pre-petition shipments of goods to Phar-Mor. Further, this Stipulation shall serve as a binding amendment to that certain pharmaceutical supply agreement between Phar-Mor and FoxMeyer dated as of August 17, 1992, as amended (the "Supply Agreement"), which is hereby modified to amend Section 6.B(iv) thereof and to permit Phar-Mor to reduce the number of retail stores it will operate without penalty.

                                   RECITALS
                                   --------

        WHEREAS, on August 17, 1992, Phar-Mor filed for Chapter 11 bankruptcy protection in the Northern District of Ohio and has remained in possession of its estate under Bankruptcy Code Section 1107, with authority to operate its business under Bankruptcy Code Section 1108;

        WHEREAS, prior to filing its bankruptcy petition, Phar-Mor purchased prescription drugs, over-the-counter drugs and health and beauty aids from FoxMeyer;

        WHEREAS, FoxMeyer asserts that during the period August 4, 1992 through August 14, 1992, inclusive (the "Reclamation Period"), it delivered $21,062,609.56 worth of pharmaceutical and other goods (the "Reclaimed Goods") to Phar-Mor;

        WHEREAS, Phar-Mor and FoxMeyer entered into the post-petition Supply Agreement dated as of August 17, 1992 for shipment of pharmaceutical and other goods, which agreement is incorporated by reference as if fully set forth herein;


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        WHEREAS, Section 6.B.(iv) of the current Supply Agreement provides that
Phar-Mor must continue to operate a specified number of retail pharmacy stores or be in breach of the Supply Agreement,

        WHEREAS, on or about March 24, 1994, FoxMeyer moved for an administrative reclamation claim under Bankruptcy Code Section 546(c) equal to the alleged value of the Reclaimed Goods (the "Reclamation Claim"), which is currently pending before the Court;

        WHEREAS, on or about April 25, 1994, Phar-Mor objected to the Reclamation Claim and filed a preference counter-claim seeking recovery of $24,526,415.76 in payments made to FoxMeyer beteween August 5, 1992 and August 14, 1992 inclusive, which preference claim is presently pending before the Court as Adversary Proceeding Number 94-4035;

        WHEREAS, on or about August 15, 1994, Phar-Mor filed an omnibus preference complaint against parties, including FoxMeyer, for recovery of other alleged preferences, which adversary proceeding is presently pending before the Court as Adversary Proceeding Number 94-4067 and is stayed by order of the Court;

        WHEREAS, on or about August 22, 1994, FoxMeyer Drug Company filed a subordination complaint against Phar-Mor and Phar-Mor's secured bank group (together with Phar-Mor's secured noteholders and their respective predecessors, successors and assigns, the "Secured Lenders"), which subordination action is presently pending before the Court as Adversary Proceeding Number 94-4081;

        WHEREAS, the parties wish to settle certain pending or potential disputes and amend the Supply Agreement;

        THE PARTIES HEREBY AGREE AS FOLLOWS:

    A.  ISSUANCE OF STOCK TO FOXMEYER.
        -----------------------------

        1. Under Phar-Mor's Second Amended Joint Plan of Reorganization as amended which does not provide for a material equity investment by a third party (the "Stand Alone Plan") or any plan of reorganization supported by Robert Haft (the "Haft Plan") (the Stand Alone Plan and the Haft Plan, collectively the "Plan"), whichever is confirmed by the Court, Phar-Mor will issue to FoxMeyer in consideration of FoxMeyer's Reclamation Claim, shares of common stock in reorganized Phar-Mor (the "Equity Interest") representing not less than 6.94% of all common shares initially issued under the Plan. Based upon a total number of common shares to be initially issued under the Haft Plan of 24,312,500 of and 21,687,500 under the Stand Alone Plan, the Equity Interest will comprise 1,687,500 common shares under either Plan. If the total number of shares initially issued under the Plan is greater or lesser than anticipated, the number of shares comprising the Equity Interest will be adjusted accordingly.

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        2.  In the event that a plan of reorganization, other than the Plan, is proposed by Phar-Mor or any other party, the parties hereto agree to use their best efforts to agree upon a settlement of the Reclamation Claim consistent with the economic terms of this Stipulation.

    B.  WAIVER AND RELEASE OF PREFERENCE CLAIMS UPON THE EFFECTIVE DATE.
        ---------------------------------------------------------------

Upon the Effective Date, the following shall occur:

        1. Phar-mor will dismiss with prejudice any pending adversary proceeding against Foxmeyer seeking to recover preferential transfers, including without limitation, Adversary Proceedings 94-4035 and 94-4067.

        2. Phar-Mor further waives, releases and agrees not to assert any preference claim it may have against FoxMeyer, whether such claim is known or unknown.

        3. Nothing in this Stipulation shall be deemed a waiver of any claim Phar-Mor may have against any party other than FoxMeyer.

    C.  WAIVER AND RELEASE OF RECLAMATION CLAIMS AND RIGHTS RELATED TO THE
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        RECLAIMED GOODS UPON THE EFFECTIVE DATE.
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Upon the Effective Date, the following shall occur:

        1. Foxmeyer waives, releases and agrees not to assert any reclamation or similar action against Phar-Mor related to the pre-petition shipment of goods (including, without limitation, the Reclaimed Goods), whether such claim is known or unknown, filed or unfiled, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed. FoxMeyer waives any right to administrative priority concerning the Reclaimed Goods or any other reclamation claim it may have otherwise had in Phar-Mor's bankruptcy case. Except for the Equity Interest and the benefits of the other express provisions of this Stipulation, FoxMeyer will neither seek nor obtain any other consideration on account of the Reclamation Claim.

        2. FoxMeyer will dismiss with prejudice any pending contested matter concerning its Reclamation Claim against Phar-Mor.

        3. FoxMeyer will dismiss with prejudice any pending adversary proceeding against Phar-Mor and its Secured Lenders, including without limitation, Adversary Proceeding Number 94-4081. FoxMeyer further releases the Secured Lenders from any and all liabilities related to Phar-Mor or its bankruptcy case, whether such liabilities are known or unknown, filed or unfiled, contingent

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or non-contingent, liquidated or unliquidated, disputed or undisputed.

                4. FoxMeyer waives and releases all pre-petition claims and pre-petition causes of action against Phar-Mor, whether such claims are known or unknown, except for: (i) the rights under this Stipulation; and (ii) any general unsecured claim it may have against Phar-Mor for any goods, services or extensions of credit provided to Phar-Mor reduced by the value of the Equity Interest (the "Unsecured Claim"). Phar-Mor retains all defenses to the Unsecured Claim, none of which shall be deemed waived or altered by this Stipulation.

        D.      AMENDMENT TO SUPPLY AGREEMENT:
                -----------------------------

                1. Upon entry of an order of the Court approving the Stipulation, the Supply Agreement will be deemed and shall be amended to delete any provision that limits or affects the right of Phar-Mor to reduce the number of its operating retail stores below one hundred and thirty (130) in number or would otherwise provide for a breach of the Supply Agreement as a result of such reduction. Section 6.B.(iv) of the Supply Agreement is hereby amended to allow Phar-Mor to reduce the number of its operating retail stores to one-hundred
(100) in number (or such lower number as the parties may agree) without default or penalty.

        E.      GENERAL PROVISIONS:
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                1.  Recitals.  The recitals and introductory provisions of this
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Stipulation are hereby incorporated by reference and form part of the terms of the agreement.

                2.  Entire Agreement.  This Stipulation and the exhibits hereto
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constitute the entire agreement between the parties.  All prior or contemporaneous discussions, negotiations or agreements related to this Stipulation are hereby merged into this agreement.

                3.  Written Modification.  This Stipulation may only be modified
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through a written instrument signed by both parties and approved by the Court.

                4.  Effective Date.  Paragraph D of this Stipulation shall
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become effective immediately upon the entry of an order by the Court approving the Stipulation. The remaining provisions (including Paragraphs A, B and C) shall only become effective upon the occurrence of both the following: (i) entry of a final order by the Court approving this Stipulation and (ii) the effective date of the Plan or resolution pursuant to Paragraph A.2.

                5.  Termination.  Except for Paragraphs D and E.6, this
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Agreement shall terminate and be of no further force and effect if the Plan (or a plan of reorganization that meets the requirements of Paragraph A.2) is not confirmed on or before December 30, 1995.


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     6. Status Quo Provisions. In the event and to the extent that an Effective
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Date does not occur, nothing herein shall be deemed an admission or waiver of any kind and the parties shall revert to their respective positions as they existed prior to the negotiation of this Stipulation concerning matters as to which no Effective Date has occurred. Without limiting the generality of the foregoing, if no Effective Date occurs concerning Paragraphs A, B and C, the parties will retain all substantive and procedural rights against each other related to the Reclamation Claim and Phar-Mor's preference claims, and may pursue all claims before the Court as filed and without the need to refile any new complaint or contested matter. The parties recognize that Section D hereof may become effective even if the remaining provisions of this Stipulation do not. The parties agree to and do hereby toll any applicable statute of limitations to the extent necessary to make this Paragraph E.6 effective. This Stipulation shall not be admitted into evidence in any proceeding other than one to enforce its terms.

     7. Integrated Settlement. Each of the provisions of this Stipulation are
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integral to the agreement and represent consideration for the other provisions herein. This Stipulation shall not become effective if any of its material provisions fail to obtain Court approval, unless the provision is expressly waived in writing by the beneficiary of such provision.

     8. Costs. The parties shall bear their own fees and costs in all pending
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litigation among them.

     9. Definitions. All undefined terms shall have the meanings ascribed to
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them under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

     10. Choice of law and jurisdiction. This Stipulation shall be governed by
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the law of Ohio, without regard to principles of choice of law.

     11. Successors, Predecessors and Assigns. Upon an Effective Date, this
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Stipulation binds and inures to the benefit of Phar-Mor and FoxMeyer, as well as their respective parents, predecessors, successors, and assigns. Phar-Mor enters this Stipulation in its capacities as both debtor and debtor-in-possession.

     12. Authority. Subject to any approval that may be required from the Court,
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the undersigned represent and warrant that they have all requisite authority to execute this Stipulation.

     13. Best Efforts. The parties agree to use their best efforts to (i) obtain
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Court approval of this Stipulation, (ii) implement the terms of this Stipulation
(including, without limitation, the issuance of the Equity Interest), and (iii) obtain confirmation of the Plan. FoxMeyer further agrees that it will not object to or take any other action that could reasonably be expected to impede confirmation of the Plan.


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                14. Counterparts.  This Stipulation may be signed in separate
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counterparts, each one of which shall be deemed part of the original document.



                                        ---------------------------------------
                                        FoxMeyer Drug Company

                                        By:  [SIGNATURE APPEARS HERE]
                                           ------------------------------------

                                        Its:  Senior Vice President
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                                        ---------------------------------------
                                        Phar-Mor, Inc. and its affiliated
                                        debtors

                                        By:  [SIGNATURE APPEARS HERE]
                                           ------------------------------------

                                        Its:  Sr. V.P. - Admin.
                                            -----------------------------------

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